UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2008
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
First Solar, Inc.
350 Washington Street
Suite 600
Tempe, Arizona 85281-1244
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 6, 2008, in connection with the plant expansion of First Solar, Inc. (“First Solar”) in the Kulim Hi-Tech Park in the State of Kadah, Malaysia (the “Malaysia Project”), First Solar Malaysia Sdn. Bhd., an indirect wholly owned subsidiary of First Solar (“FS Malaysia”), entered into an export financing facility agreement (the “Facility Agreement”) with IKB Deutsche Industriebank AG, as arranger (“IKB”), NATIXIS Zweigniederlassung Deutschland, as facility agent and original lender (“NZD”), AKA Ausfuhrkredit-Gesellschaft mbH, as original lender (“AKA”) and NATIXIS Labuan Branch, as security agent (“NLB”). Pursuant to the terms of the Facility Agreement, the lenders will furnish up to €133,960,000 (or approximately $206,300,000) of credit facilities (the “Credit Facilities”) consisting of: (1) five fixed rate euro denominated term loan facilities (the “Fixed Rate Credit Facilities”) which have the following maximum aggregate amounts (a) €16,894,000 (or approximately $26,017,000), (b) €16,180,000 (or approximately $24,917,000), (c) €16,339,500 (or approximately $25,163,000), (d) €16,339,500 (or approximately $25,163,000) and (e) €1,227,000 (or approximately $1,890,000) and (2) five floating rate euro denominated term loan facilities (the “Floating Rate Credit Facilities”) which have the following maximum aggregate amounts (a) €16,894,000 (or approximately $26,017,000), (b) €16,180,000 (or approximately $24,917,000), (c) €16,339,500 (or approximately $25,163,000), (d) €16,339,500 (or approximately $25,163,000) and (e) €1,227,000 (or approximately $1,890,000). The U.S. Dollar amounts referred to in this paragraph have been determined using an assumed exchange rate of €1.00/$1.54.
     The loans under the Fixed Rate Credit Facilities will bear interest on the outstanding unpaid principal amount at a rate equal to 4.54%. The loans under the Floating Rate Credit Facilities will bear interest on the outstanding unpaid principal amount at a rate equal to the Euro Interbank Offered Rate plus a margin of 0.55%.
     The Credit Facilities are intended to be used by FS Malaysia for the purpose of (1) partially financing the purchase of certain equipment (the “Equipment”) intended to be used at the plants related to the Malaysia Project (the “KLM Plants”) and (2) financing fees to be paid to Euler Hermes Kreditversicherungs-AG (“Euler Hermes”), the German Export Credit Agency of Hamburg, Federal Republic of Germany that will guarantee FS Malaysia’s obligations related to the Facility Agreement (the “Hermes Guarantee”). In addition, FS Malaysia’s obligations related to the Facility Agreement are guaranteed, on an unsecured basis, by First Solar, pursuant to the Guaranty Agreement (as defined below).

     The Facility Agreement requires FS Malaysia to make 14 semi-annual equal repayments of the total borrowings made under each Credit Facility. The first of these 14 semi-annual repayments with respect to each Credit Facility will commence on the earlier of (1) the day that is six months after the date that the KLM Plant to which such Credit Facility relates becomes ready for operation and (2) a specified date related to such Credit Facility, as such specified date for each Credit Facility is more particularly described in the Facility Agreement.
     Voluntary commitment cancellations of the Credit Facilities and prepayments of amounts outstanding under the Credit Facilities by FS Malaysia are permitted, in whole or in part, subject to minimum prepayment requirements and the payment of break costs. Subject to a limited exception, in the event that the Hermes Guarantee is (1) fully or partially withdrawn, or otherwise ceases to be in full force and effect or (2) repudiated by Euler Hermes (or its intention to repudiate is evidenced in writing), or if any of the obligations of Euler Hermes under the Hermes Guarantee ceases to be legal, valid, binding or in full force and effect, the loans made by any lender under any of the Credit Facilities may, at the direction of such lender, be declared immediately due and payable.
     FS Malaysia is obligated to pay commitment fees of 0.375% per annum on the unused portion of the Fixed Rate Credit Facilities and 0.350% per annum on the unused portion of the Floating Rate Credit Facilities. In addition, FS Malaysia is obligated to pay certain underwriting, management and agency fees in connection with the Credit Facilities.
     The Facility Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants that, among other things and subject to limitations and exceptions, restrict FS Malaysia’s ability to (1) encumber the Equipment, (2) sell, lease or transfer the Equipment, (3) make loans or guarantees, (4) change the general nature of its business, (5) amalgamate, merge or consolidate and (6) engage in transactions with affiliates. The Facility Agreement also contains financial covenants requiring FS Malaysia to maintain specified total debt to total equity, total debt to annualized EBITDA, interest coverage and debt service ratios.
     Events of default under the Facility Agreement include, but are not limited to, (1) FS Malaysia’s failure to pay principal, interest or other amounts related to the Facility Agreement when due (taking into account any applicable grace period), (2) any representation or warranty proving to have been materially incorrect when made (taking into account any applicable grace period), (3) covenant defaults subject, with respect to certain covenants, to a grace period, (4) bankruptcy events, (5) a cross default to certain other debt, (6) a change of control of FS Malaysia or (7) any other circumstance occurs that has a material adverse effect, unless the facility agent is satisfied that First Solar will perform under the Guaranty Agreement and that such performance will be capable of remedying the material adverse effect. The Facility Agreement is governed by German law.

     In connection with the Facility Agreement, First Solar entered into a first demand guaranty agreement dated May 6, 2008 in favor of IKB, NZD, NLB and the other lenders under the Facility Agreement (the “Guaranty Agreement”). As stated above, FS Malaysia’s obligations related to the Facility Agreement are guaranteed, on an unsecured basis, by First Solar pursuant to the Guaranty Agreement.
     In connection with the Facility Agreement, all of FS Malaysia’s obligations related to the Facility Agreement are secured by a first party, first legal charge over the Equipment and the other documents, contracts and agreements related to the Equipment. Also in connection with the Facility Agreement, any payment claims of First Solar against FS Malaysia are subordinated to the claims of IKB, NZD, NLB and the other lenders under the Facility Agreement.
     The foregoing summary of the Facility Agreement and the Guaranty Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Facility Agreement and the Guaranty Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated into this report by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Facility Agreement dated May 6, 2008 between First Solar Malaysia Sdn. Bhd., as borrower, and IKB Deutsche Industriebank AG, as arranger, NATIXIS Zweigniederlassung Deutschland, as facility agent and original lender, AKA Ausfuhrkredit-Gesellschaft mbH, as original lender, and NATIXIS Labuan Branch, as security agent†

10.2	First Demand Guaranty dated May 6, 2008 by First Solar, Inc., as guarantor, in favor of IKB Deutsche Industriebank AG, NATIXIS Zweigniederlassung Deutschland, AKA Ausfuhrkredit-Gesellschaft mbH and NATIXIS Labuan Branch

†	Confidential treatment has been requested for certain portions that are omitted in the copy of the exhibit electronically filed with the U.S. Securities and Exchange Commission (the “SEC”). The omitted information has been filed separately with the SEC pursuant to our application for confidential treatment.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: May 12, 2008	By:	/s/ John T. Gaffney
	Name:	John T. Gaffney
	Title:	Executive Vice President